ORGANIZATION EXPENSES AND OFFERING COSTS AGREEMENT

         THIS ORGANIZATION EXPENSES AND OFFERING COSTS AGREEMENT made this 26td day of August, 2003, by and between FIRST TRUST VALUE LINE(R) DIVIDEND FUND, a Massachusetts business trust (the "Fund"), and FIRST TRUST ADVISORS, L.P. (the "Adviser").


                                   WITNESSETH:

         WHEREAS, the Fund and the Adviser have separately entered into an Investment Management Agreement on July 22, 2003;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and in connection with the establishment and commencement of operations of the Fund, it is hereby agreed by and between the parties hereto as follows:

                  1. As set forth in the prospectus of the Fund dated August 26, 2003 (the "Prospectus"), the Adviser agrees to pay (i) all organizational expenses of the Fund and (ii) all offering costs (other than sales loads) that exceed $0.03 per Common Share (as such term is defined in the Prospectus).

                    2. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

                    3. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

                    4. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 3 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.


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         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.


                                         FIRST TRUST VALUE LINE(R) DIVIDEND FUND



                                          By: /s/  James A. Bowen
                                          ---------------------------------
                                          Name: James A. Bowen
                                          Title: President


ATTEST: /s/  Mark R. Bradley
        ---------------------------
        Name:  Mark R. Bradley
        Title: Chief Financial Officer



                                          FIRST TRUST ADVISORS, L.P.



                                          By: /s/  James A. Bowen
                                          ---------------------------------
                                          Name: James A. Bowen
                                          Title: President


ATTEST: /s/  Mark R. Bradley
        ---------------------------
        Name:  Mark R. Bradley
        Title: Chief Financial Officer